UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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TPI Composites, Inc.

(Name of Registrant as Specified In Its Charter)

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TPI COMPOSITES, INC.

8501 N. SCOTTSDALE RD.

GAINEY CENTER II

SUITE 100

SCOTTSDALE, AZ 85253

ADDITIONAL INFORMATION REGARDING THE TPI COMPOSITES, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

TPI Composites, Inc. (the “Company”) issued the following press release on May 4, 2020, which relates to a change in format of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020, at 1:00 p.m. local time. As described below, the Annual Meeting will now be held in a virtual-only meeting format.

The following Notice of Change to Virtual Meeting Format supplements the 2020 Definitive Proxy Statement and Notice of 2020 Annual Meeting of Stockholders (the “Proxy Statement”) of the Company filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2020 and subsequently mailed or made available to the Company’s stockholders of record as of March 23, 2020 in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting.

These supplemental proxy materials are being filed with the SEC and are being made available to stockholders on May 4, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

TPI Composites Announces that Its 2020 Annual Meeting of Stockholders Will be Held in Virtual Format

SCOTTSDALE, Ariz., May 4, 2020 (GLOBE NEWSWIRE) — TPI Composites, Inc. (Nasdaq: TPIC) (the “Company”), the only independent manufacturer of composite wind blades with a global footprint, today announced that due to the public health and safety concerns related to the novel coronavirus (COVID-19) pandemic and to support the health and well-being of the Company’s directors, employees and stockholders, the location of the Company’s 2020 Annual Meeting of Stockholders (including any adjournments or postponements, the “Annual Meeting”) has been changed to a virtual format only.

As previously announced, the Annual Meeting will be held at 1:00 p.m., Arizona local time, on Wednesday, May 20, 2020. Stockholders will not be able to attend the Annual Meeting in person, but instead will be able to attend virtually as noted below.

As described in the proxy materials for the Annual Meeting that were previously distributed, stockholders are entitled to participate in the Annual Meeting if they were a stockholder of the Company as of the close of business on March 23, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by the stockholder’s bank, broker, or nominee.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TPIC2020 stockholders must enter the control number found on the proxy card, voting instruction form or notice they previously received. Stockholders may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not they plan to attend the Annual Meeting, stockholders are urged to vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and format, but should continue to be used by stockholders to vote shares in connection with the Annual Meeting.

A notice regarding this change to a virtual meeting format is being filed as additional proxy materials with the Securities and Exchange Commission together with this press release.

About TPI Composites, Inc.

TPI Composites, Inc. is the only independent manufacturer of composite wind blades for the wind energy market with a global manufacturing footprint. TPI delivers high-quality, cost-effective composite solutions through long term relationships with leading OEMs in the wind and transportation markets. TPI is headquartered in Scottsdale, Arizona and operates factories throughout the U.S., China, Mexico, Turkey and India. TPI operates additional engineering development centers in Denmark and Germany.

NOTICE OF CHANGE TO VIRTUAL MEETING FORMAT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2020

To the Stockholders of TPI Composites, Inc.:

Due to the emerging public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders and company personnel, NOTICE IS HEREBY GIVEN that the Board of Directors of TPI Composites, Inc. (the “Company”) has determined to change the format of the 2020 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to a meeting conducted in a virtual-only format, solely by means of remote communication, instead of an in-person meeting. As previously announced, the Annual Meeting will be held on Wednesday, May 20, 2020, at 1:00 p.m. local time. Stockholders will not be able to attend the Annual Meeting in person.

We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.

As described in the proxy materials for the Annual Meeting previously distributed, stockholders as of the close of business on March 23, 2020, the record date, are entitled to participate in and vote at the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/TPIC2020, a stockholder must enter the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting. The items of business are the same as set forth in the 2020 Definitive Proxy Statement and Notice of 2020 Annual Meeting of Stockholders, dated April 6, 2020, previously sent or made available to stockholders entitled to vote at the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m. local time. Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To be admitted to the Annual Meeting virtually, you will need to log-in to www.virtualshareholdermeeting.com/TPIC2020 using the 16-digit control number found on the proxy card, voting instruction form, notice of internet availability of proxy materials or email, as applicable, previously sent or made available to stockholders entitled to vote at the Annual Meeting.

Technical Assistance. Beginning 15 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing the virtual meeting prior to, or during, the virtual meeting, please call the support team at the toll-free number on the virtual Annual Meeting log-in page which will be available 15 minutes prior to the meeting.

Voting Prior to or at the Annual Meeting. An online portal is available to stockholders at www.proxyvote.com where you can view and download our proxy materials and 2019 annual report and vote your shares in advance of the Annual Meeting. You may vote your shares during the Annual Meeting (up until the closing of the polls) by following the instructions available at www.virtualshareholdermeeting.com/TPIC2020 during the meeting. Shares may also be voted via the original proxy card or pursuant to the instructions for submitting your proxy via the Internet or telephone that were included in the previously-distributed proxy materials.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting using one of the methods described in the proxy materials. The proxy card, voting instruction form or notice of internet availability included with your previously-distributed proxy materials will not be updated to reflect the change in format of the meeting.

Submitting Questions; Rules of Conduct. You can view the Agenda and the Rules of Conduct for the Annual Meeting after you log-in to the virtual meeting website at www.virtualshareholdermeeting.com/TPIC2020. The Rules of Conduct will also be available beginning at least five days prior to the Annual Meeting (on or prior to May 15, 2020) at www.proxyvote.com.

During the Annual Meeting, we will try to answer as many questions that comply with the Rules of Conduct and are submitted online by stockholders as time permits. Note that we may group or summarize similar or related questions to provide answers as efficiently as possible. We may not, however, be able to provide live answers to every question submitted.

Stockholder List. During the Annual Meeting, the list of our stockholders of record will be available for viewing by stockholders at www.virtualshareholdermeeting.com/TPIC2020.

Replay. A webcast playback of the Annual Meeting will be available at www.virtualshareholdermeeting.com/TPIC2020 within approximately 24 hours after the completion of the meeting until May 21, 2020.

On behalf of our Board of Directors, management and employees, thank you for your continued support.

By Order of the Board of Directors,

Steven G. Fishbach

General Counsel and Corporate Secretary

Scottsdale, Arizona

May 4, 2020

The Annual Meeting on May 20, 2020 at 1:00 p.m. local time is available at www.virtualshareholdermeeting.com/TPIC2020. The Proxy Statement and Annual Report are available on the Investor Resources page of our website at https://www.tpicomposites.com/English/investors/Financial-Information/sec-filings/default.aspx. Additionally, you may access our proxy materials at www.proxyvote.com.